EXHIBIT 10.12

                         [5TH AVENUE CHANNEL LETTERHEAD]

June 7, 1999

Signature Products, Inc.
20828 Lassen Street
Chatsworth, CA 91311

Dear Al,

Effective this date, this letter will act as our Exclusive Agreement between, Signature Products, Inc. ("Vendor"), and 5th Avenue Channel Retail, Inc. (the "Distributor"), regarding the patented flip top cosmetic ring known as Glamour Rock (the "Products").

1. The Vendor hereby appoints the Distributor for the term of this Agreement, and the Distributor hereby accepts the appointment, as the Vendor's sole and exclusive distributor for the sale, distribution and servicing of the Products (as defined below) in the Territory (as defined below).

2. This Agreement applies to all products manufactured or distributed by the Vendor (collectively, the "Products"). The definition of Products shall include private labels of the Products.

3. The Distributor shall have the exclusive rights to market the Products throughout the United States, Canada, and South America (the "Territory"), with the exceptions of Department store Brands, and retailers associated with Gryphon Development such as Bath and Body Works and the Limited. Additional exceptions include the Gap, Claire's and Icings as well as direct sales companies such as Amway, Avon, Nu Skin and Mary Kay. The Vendor agrees not to sell the Products to entities or individuals other than the Distributor for Mass Retail Distribution. The Vendor shall forward to the Distributor all inquiries and orders received by the Vendor concerning sales and/or marketing of the Products and reorders from customers who purchased a Product from the Distributor.

4. The Vendor hereby authorizes the Distributor to use the Vendor's trademarks and tradenames during the term of this Agreement. Furthermore, the Vendor hereby authorizes the Distributor to attach a mailing label with the Distributor's name, address and telephone number on the Products and the Vendor's literature. The Vendor will leave reasonable space on its literature and Products for the Distributor to attach its mailing list.


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5.       The Distributor will use his best efforts to aggressively promote and obtain sales and distribution of the Products, and to stimulate interest in, the Products within the Territory. In consideration thereof, the Vendor hereby agrees not to authorize or permit any other dealer or distributor to sell the Products in the Territory during the Term of the Agreement.

6. The Vendor agrees to provide the Distributor at no cost commercial catalogs, leaflets, other printed documentation and any video or B-roll footage it owns to the Distributor for use by the Distributor in its marketing efforts. The Vendor will at its sole discretion:

         (a) Assist the Distributor to prepare such other catalogs, leaflets, and printed documentation as the parties agree is desirable for the marketing of the Products in the Territory;

         (b) Provide a spokesperson, an expert, interview footage and live testimonials in connection with the Distributor's marketing program for the Products; and

         (c) Provide training, literature, photographs and other support materials concerning the Distributor's marketing program for the Products.

7. The Distributor has the rights to produce and air direct response television programs for the Products after getting written approval from HTC for each separate television program and prior to the production of a program.

8. The Vendor represents and warrants that it is the owner of the trademarks and tradenames utilized with the Products and such trademarks and tradenames do not and will not infringe any valid United States trademark or tradename. The Vendor shall be responsible for registering the trademarks and tradenames for the Products in the locations where the Distributor markets the Products.

9. The Vendor agrees to sell its Products to the Distributor in accordance with the terms set forth $1.73 each with or without a display. (90) Ninety days before the end of the initial term we will discuss a new selling price for the distributor that takes into consideration the market for the product at that time.

         An advance payment of $.65 each will be paid to the Vendor by the Distributor no later than 7 days following the receipt of a valid purchase order by the distributor. Trhe balance will be paid no later than (45) Forty-five days after the vendor ships and invoices the order. The distributor will be responsible for all commissions (to its representatives), cash discounts, retailer advertising allowances, charge backs, and freight. The vendor will be responsible for reasonable Trade Advertising, Public Relations and promotion of the product. When and if the Vendor offers Products for sale, the prices for which are not set forth in this agreement, the Vendor and the Distributor agree to update the agreement to include the prices of such Products.


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10.      The Term of this Agreement shall be for a period of (1) one-year beginning on the date of this Agreement and ending at midnight on June 6, 2000 (the "Term of the Agreement"). Thereafter, the Distributor shall have the option to extends this Agreement for an additional (1) one-year term (the "Renewal Option"). The Distributor shall exercise the Renewal Option by providing the Vendor with written notice of its intention to do so not less than 60 days before the expiration of the initial term hereof.

11. This Agreement may be terminated before the expiration of the initial term or any renewal term as follows:

         By mutual written consent of the parties hereto; or

         By written notice to a party hereto if such party shall fail in any respect to comply with the terms, covenants and conditions of this Agreement to be complied with by it and shall fail to remedy such failure within 30 days after receipt of written notice thereof from the other party hereto; PROVIDED, HOWEVER, that, if such default cannot by its nature be cured within 30 days, then the defaulting party shall be given a reasonable opportunity to cure the same.

12. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

13. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all other agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

VENDOR:
Signature Products Inc.
20828 Lassen Street
Chatsworth, CA 91311

                                         By:      /S/ ALFRED BOOTH
                                            ------------------------------------
                                                  Name:    Alfred Booth
                                                  Title:   President

DISTRIBUTOR:
5th AVENUE CHANNEL RETAIL, INC.
629 FIFTH AVENUE  2ND FLOOR
PELHAM, NEW YORK 10803

                                         By:      /S/ MICHAEL J. TEDESCO  6/7/99
                                            ------------------------------------
                                                  Name:    Michael J. Tedesco
                                                  Title:   President